Exhibit 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion and incorporation by reference in the registration statement of Medical Resources, Inc. on Form S-3 of our report dated June 21, 1996 on our audits of the consolidated financial statements of NMR of America, Inc. and Subsidiaries (the "Company") as of March 31, 1996 and 1995, and for the three years in the period ended March 31, 1996, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
September 26, 1996